================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): March 3, 2006

                             Digital Recorders, Inc.
               (Exact Name of Registrant as Specified in Charter)

       North Carolina                    1-13408                56-1362926
(State or Other Jurisdiction           (Commission             (IRS Employer
     of Incorporation)                 File Number)          Identification No.)

           5949 Sherry Lane, Suite 1050                            75225
                   Dallas, Texas                                 (Zip Code)
     (Address of Principal Executive Offices)

       Registrant's telephone number, including area code: (214) 378-8992

                                 Not applicable.
          (Former Name or Former Address, if Changed Since Last Report)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

================================================================================

Item 1.01.  Entry Into a Material Definitive Agreement.

Since mid-2005, Digital Recorders, Inc. (the "Company") has been evaluating its balance sheet and its working capital needs for 2006 and beyond, which included re-evaluating the relationship with its current lender, LaSalle Business Credit, LLC ("LaSalle"). The Company recognized in 2005 its expanding working capital needs in 2006 and beyond and also recognized that the then current banking relationship might not meet the Company's needs going forward. As a result, the Company has been investigating and evaluating various alternatives to appropriately address its working capital needs

The Company entered into a loan agreement with LaSalle dated November 6, 2003, as amended (the "LaSalle Agreement") that included typical financial covenants. In the process of closing its books as of and for the quarter and year ended December 31, 2005, the Company concluded it had failed to meet the EBITDA to Fixed Charge covenant for the quarter ended December 31, 2005. The Company's failure to meet this financial covenant would have, if not waived by LaSalle, constituted an Event of Default under the terms of the LaSalle Agreement and caused the full outstanding amount of $3.2 million to be immediately due and payable.

Already wanting to change lenders, on March 6, 2006, the Company and LaSalle amended the LaSalle Agreement with a Waiver, Consent and Amendment (the "Waiver, Consent and Amendment"). In addition to waiving the Company's failure to meet the financial covenant, the terms of the Waiver, Consent and Amendment provide for the following: an obligation to raise up to $2 million of additional equity on or before March 21, 2006 (which would be available to the Company for general corporate purposes); a reduction of the loan limit from $6 million to $5 million, with an underlying availability not to exceed $3.8 million; minimally increasing general reserves under the loan, currently at $1.2 million; an increase in the interest rate from prime plus 1.75% to prime plus 3.75%; reset of the maturity of the credit facility from November 6, 2006, to June 30, 2006; and initiation of a monthly loan management fee of $10,000 per month.

The Company agreed to the above while noting that it was and is finalizing arrangements with a new lender on terms which the Company believes will be more reflective of its needs and which will better support its current and future operations. Although the company believes it will soon replace the current LaSalle Agreement and/or meet the new conditions to the LaSalle Agreement, there is always risk that these transactions might not be concluded in the time and manner contemplated. Failure in that regard would have a material adverse effect on the Company's liquidity.

Item 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off Balance Sheet Arrangement.

See Item 1.01, above.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, we have duly caused this report to be signed on our behalf by the undersigned hereunto duly authorized.


                                            DIGITAL RECORDERS, INC.


         Date:  March 9, 2006               By:       /S/ DAVID N. PILOTTE
                                                     ---------------------------
                                                     David N. Pilotte
                                                     Chief Financial Officer